Exhibit 4.2
CMFT NET LEASE MASTER ISSUER LLC
as the Issuer,
and
CITIBANK, N.A.,
as Indenture Trustee

____________________________

SERIES 2021-1 SUPPLEMENT
Dated as of July 28, 2021
to the
Master Indenture dated as of July 28, 2021
______________________________
NET-LEASE MORTGAGE NOTES,
SERIES 2021-1, CLASS A-1 (AAA), CLASS A-2 (AAA), CLASS A-3 (AA), CLASS A-4 (AA), CLASS A-5 (A) AND CLASS A-6 (A) NOTES

TABLE OF CONTENTS

Exhibits
EXHIBIT A    Additional Representations and Warranties

Schedules
SCHEDULE I-A    Pledged Securities / Property Owners / Properties / Locations
SCHEDULE I-B    Representations and Warranties Exception Schedule
SCHEDULE II-A    Amortization Schedule (Class A-1 (AAA) Notes)
SCHEDULE II-B    Amortization Schedule (Class A-2 (AAA) Notes)
SCHEDULE II-C    Amortization Schedule (Class A-3 (AA) Notes)
SCHEDULE II-D    Amortization Schedule (Class A-4 (AA) Notes)
SCHEDULE II-E    Amortization Schedule (Class A-5 (A) Notes)
SCHEDULE II-F    Amortization Schedule (Class A-6 (A) Notes)

116898902\V-8

SERIES 2021-1 SUPPLEMENT, dated as of July 28, 2021 (the “Series 2021-1 Supplement”), between CMFT NET LEASE MASTER ISSUER LLC (the “Issuer”) and CITIBANK, N.A. (the “Indenture Trustee”).
Pursuant to this Series 2021-1 Supplement, the Issuer and the Indenture Trustee hereby create a new Series of Notes (the “Series 2021-1 Notes”), which consists of the Class A-1 (AAA) Notes (as defined below), the Class A-2 (AAA) Notes (as defined below), the Class A-3 (AA) Notes (as defined below), the Class A-4 (AA) Notes (as defined below), the Class A-5 (A) Notes (as defined below) and the Class A-6 (A) Notes (as defined below), and specify the Principal Terms thereof.
Pursuant to the Master Indenture, the Issuer, together with any applicable co-issuers, may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a related Series Supplement to the Master Indenture.
ARTICLE I

DEFINITIONS
Section I.01.Definitions.
Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Master Indenture or in the Property Management Agreement, as applicable.
“Accrual Period”: With respect to the Series 2021-1 Notes and any Payment Date, the period from and including the 20th day of the preceding month (or, with respect to the initial Accrual Period, from and including the Series Closing Date) to, but excluding, 20th day of the month of payment. The Accrual Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.
“Aggregate Collateral Value”: As defined in the Property Management Agreement.
“Allocated Loan Amount”: As defined in the Property Management Agreement.
“Allocated Release Amount”: As defined in the Property Management Agreement.
“Allocation Priority”: As defined in the Indenture.
“Anticipated Repayment Date”: With respect to the Class A-1 (AAA) Notes, the Class A-3 (AA) Notes and the Class A-5 (A) Notes, the Payment Date occurring in July 2028. With respect to the Class A-2 (AAA) Notes, the Class A-4 (AA) Notes and the Class A-6 (A) Notes, the Payment Date occurring in July 2031.
“Class A-1 (AAA) Notes”: Any of the $146,400,000 Net-Lease Mortgage Notes, Series 2021-1, Class A-1 (AAA), issued pursuant to this Series 2021-1 Supplement and the Master Indenture, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.
“Class A-1 (AAA) Note Rate”: The Note Rate set forth in Section 2.01(a) that corresponds to the Class A-1 (AAA) Notes.
“Class A-1 (AAA) Noteholder”: With respect to any Class A-1 (AAA) Note, the Person in whose name such Note is registered on the Note Register.
“Class A-2 (AAA) Notes”: Any of the $219,600,000 Net-Lease Mortgage Notes, Series 2021-1, Class A-2 (AAA), issued pursuant to this Series 2021-1 Supplement and the Master Indenture, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.
“Class A-2 (AAA) Note Rate”: The Note Rate set forth in Section 2.01(a) that corresponds to the Class A-2 (AAA) Notes.
“Class A-2 (AAA) Noteholder”: With respect to any Class A-2 (AAA) Note, the Person in whose name such Note is registered on the Note Register.
“Class A-3 (AA) Notes”: Any of the $39,200,000 Net-Lease Mortgage Notes, Series 2021-1, Class A-3 (AA), issued pursuant to this Series 2021-1 Supplement and the Master Indenture, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.
“Class A-3 (AA) Note Rate”: The Note Rate set forth in Section 2.01(a) that corresponds to the Class A-3 (AA) Notes.
“Class A-3 (AA) Noteholder”: With respect to any Class A-3 (AA) Note, the Person in whose name such Note is registered on the Note Register.
“Class A-4 (AA) Notes”: Any of the $58,800,000 Net-Lease Mortgage Notes, Series 2021-1, Class A-4 (AA), issued pursuant to this Series 2021-1 Supplement and the Master Indenture, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.
“Class A-4 (AA) Note Rate”: The Note Rate set forth in Section 2.01(a) that corresponds to the Class A-4 (AA) Notes.
“Class A-4 (AA) Noteholder”: With respect to any Class A-4 (AA) Note, the Person in whose name such Note is registered on the Note Register.
“Class A-5 (A) Notes”: Any of the $124,000,000 Net-Lease Mortgage Notes, Series 2021-1, Class A-5 (A), issued pursuant to this Series 2021-1 Supplement and the Master

Indenture, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.
“Class A-5 (A) Note Rate”: The Note Rate set forth in Section 2.01(a) that corresponds to the Class A-5 (A) Notes.
“Class A-5 (A) Noteholder”: With respect to any Class A-5 (A) Note, the Person in whose name such Note is registered on the Note Register.
“Class A-6 (A) Notes”: Any of the $186,000,000 Net-Lease Mortgage Notes, Series 2021-1, Class A-6 (A), issued pursuant to this Series 2021-1 Supplement and the Master Indenture, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.
“Class A-6 (A) Note Rate”: The Note Rate set forth in Section 2.01(a) that corresponds to the Class A-6 (A) Notes.
“Class A-6 (A) Noteholder”: With respect to any Class A-4 (AA) Note, the Person in whose name such Note is registered on the Note Register.
“Class A Notes”: Any of the Class A-1 (AAA) Notes, the Class A-2 (AAA) Notes, the Class A-3 (AA) Notes, the Class A-4 (AA) Notes¸ the Class A-5 (A) Notes and the Class A-6 (A) Notes.
“Class A (AAA) Notes”: Any of the Class A-1 (AAA) Notes and the Class A-2 (AAA) Notes.
“Class A (AA) Notes”: Any of the Class A-3 (AA) Notes and the Class A-4 (AA) Notes.
“Class A (A) Notes”: Any of the Class A-5 (A) Notes and the Class A-6 (A) Notes.
“Controlling Party”: With respect to the Series 2021-1 Notes, the Noteholders representing in the aggregate more than 50% of the Outstanding Principal Balance of the Class A (AAA) Notes, or, if such Series Class A (AAA) Notes have been paid in full, Noteholders representing in the aggregate more than 50% of the Outstanding Principal Balance of the Class A (AA) Notes, or if such Class A (AA) Notes have been paid in full, Noteholders representing in the aggregate more than 50% of the Outstanding Principal Balance of the Class A (A) Notes, in each case, (excluding any affiliates of the Issuer to the extent such party acquires any such Notes).
“Early Refinancing Prepayment”: As defined in Section 2.04.
“Early Refinancing Notice Date”: As defined in Section 2.04.

“Full Redemption Amount”: The amount specified in Section 2.03(b).
“Indenture”: The Master Indenture, as supplemented by the Series 2021-1 Supplement, this Series 2021-1 Supplement and any other Series Supplement, as applicable.
“Indenture Trustee Fee Rate”: With respect to the Series 2021-1 Notes, 0.0059%.
“Initial Principal Balance”: The Initial Principal Balance set forth in Section 2.01(a) hereof that corresponds to each Class of Series 2021-1 Notes, as applicable.
“Initial Purchasers”: Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC.
“Issuer Operating Agreement”: The amended and restated limited liability company agreement of CMFT NET LEASE MASTER ISSUER LLC, dated as of the Series Closing Date, in each case as may be amended or restated from time to time.
“Make Whole Amount”: With respect to any Class of the Series 2021-1 Notes and any Voluntary Prepayment or Unscheduled Principal Payment, an amount (not less than zero) equal to: (A) using the Reinvestment Yield, the sum of the discounted present values of the aggregate payments of principal and interest remaining for such Class of Series 2021-1 Notes until the applicable Refinancing Date for the portion of the Class of Notes being prepaid (calculated prior to the application of the Voluntary Prepayment or Unscheduled Principal Payment), minus (B) the amount of principal repaid by the Voluntary Prepayment or Unscheduled Principal Payment made with respect to such Class of Series 2021-1 Notes, as applicable.
“Maximum Property Concentration”: With respect to any Determination Date, after giving effect to the acquisition of any Qualified Substitute Property Owner Interest, the related Qualified Substitute Property and the Lease thereunder, the following percentages are equal to or exceed the aggregate Allocated Loan Amounts of the Properties in such concentration over the aggregate Allocated Loan Amount of the Collateral Pool: (i) (a) with respect to Properties in the largest Industry Group as of each Determination Date, a percentage equal to 30% as of such Determination Date, (b) with respect to the Properties that are Restaurant Concepts, a percentage equal to 12.5% as of such Determination Date, (c) with respect to the Properties that are Gasoline Stations, a percentage equal to 15% as of such Determination Date and (d) with respect to Properties in any other Industry Group as of each Determination Date, a percentage equal to 20% as of such Determination Date,; (ii) with respect to any Property with a Tenant (including affiliates thereof), (a) in the case of the largest Tenant (including affiliates thereof) as of such Determination Date, a percentage equal to 20% and (b) in the case of the five (5) largest Tenants (including affiliates thereof) as of such Determination Date, an aggregate percentage equal to 70% as of such Determination Date; (iii) with respect to Properties with Tenant Ground Leases as of such Determination Date, a percentage equal to 2% as of such Determination Date; (iv) with respect to Percentage Rent as a percentage of total rent as of such Determination Date, a percent equal to 2% as of such Determination Date; (v) with respect to Properties with less than twelve (12) months of operating history at the respective location as of such Determination Date, a percentage equal to 10% as of such Determination Date; and (vi) with respect to Properties in any NAICS business sector not identified on Exhibit A (other than any new business sector added on an Issuance Date), a percentage equal to 15% as of such Determination Date; and (vii) with respect to Properties with Modified Leases , a percentage equal to 39% as of such Determination Date. The Maximum Property Concentrations will be subject to change in the future in accordance with the provisions regarding amendments to the Indenture, including in connection with the issuance of a new Series, with no requirement to obtain consent from Noteholders; provided, that the Rating Condition is satisfied with respect to any such change.
“Note Rate”: The Note Rate set forth in Section 2.01(a) hereof that corresponds to each Class of Series 2021-1 Notes, as applicable.
“Post-ARD Additional Interest Rate”: With respect to the Series 2021-1 Notes, a per annum rate equal to the rate determined by the Issuer Manager to be the greater of (i) 5.00% and (ii) the amount, if any, by which the sum of the following exceeds the Note Rate for such Class of Series 2021-1 Notes: (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on such Anticipated Repayment Date of the United States Treasury Security having a term closest to ten (10) years, plus (B) 5.00%, plus (C) the applicable Post-ARD Spread.
“Post-ARD Spread”: With respect to (i) the Class A-1 (AAA) Notes, 1.10%, (ii) the Class A-2 (AAA) Notes, 1.35%, (iii) the Class A-3 (AA) Notes, 1.50%, (iv) the Class A-4 (AA) Notes, 1.80%, (v) the Class A-5 (A) Notes, 1.90% and (vi) the Class A-6 (A) Notes, 2.20%.
“Private Placement Memorandum”: With respect to the Series 2021-1 Notes, the Private Placement Memorandum dated July 22, 2021.
“Property Management Agreement”: The Property Management Agreement, dated as of July 28, 2021, by and among the Issuer, the Property Manager, the Issuer Manager, the Special Servicer, KeyBank National Association, as the Back-Up Manager, Citibank, N.A., as the Indenture Trustee, the Property Owners from time to time party thereto and any additional joining party, each such joining party as an Issuer.
“Property Owner Operating Agreement”: The limited liability company agreement or limited partnership agreement of the applicable Property Owner, effective as of the date hereof, in each case as may be amended or restated from time to time.
“Qualified Deleveraging Event”: either (i) one or more firm commitment underwritten public offerings of the equity interests of Sponsor or any direct or indirect parent entity of Sponsor pursuant to a registration statement under the Securities Act, which results in aggregate cash proceeds to Sponsor or any direct or indirect parent entity of Sponsor of at least $75,000,000 (net of underwriting discounts and commissions), (ii) an acquisition (whether by merger, consolidation or otherwise) of greater than fifty percent (50%) of the equity interests of Sponsor or any direct or indirect parent entity of Sponsor by any person or entity or group of affiliated persons or entities, or (iii) the good faith purchase by a third party unaffiliated with the

Issuer of at least $100,000,000 of unsecured corporate debt of Sponsor or any direct or indirect parent entity of Sponsor.
“Rated Final Payment Date”: With respect to the Series 2021-1 Notes, the Payment Date occurring in July 2051.
“Rating Agency”: S&P Global, Inc.
“Refinancing Date”: With respect to the Class A-1 (AAA) Notes, the Class A-3 (AA) Notes, and the Class A-5 (A) Notes, the Payment Date occurring in July 2026 and with respect to the Class A-2 (AAA) Notes, the Class A-4 (AA) Notes and the Class A-6 (A) Notes, the Payment Date occurring in July 2028.
“Reinvestment Yield”: With respect to any Class of Series 2021-1 Notes, the yield on the United States Treasury Securities that results from interpolating on a linear basis to the yields for the two published maturities of United States Treasury Securities occurring before and after the maturity (month and year) which shall be equal to the weighted average life of such Class of Series 2021-1 Notes as of such Payment Date, based on the applicable Refinancing Date with respect to such Class of Series 2021-1 Notes (prior to the application of any Voluntary Prepayment or Unscheduled Principal Payment with respect thereto) plus 0.50%. If more than one such United States Treasury Security is quoted as maturing on such date, then the yield of the United States Treasury Security quoted closest to par shall be used in the calculation of the Reinvestment Yield.
“Scheduled Class A-1 (AAA) Principal Balance”: With respect to any Payment Date and the Class A-1 (AAA) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-A.
“Scheduled Class A-2 (AAA) Principal Balance”: With respect to any Payment Date and the Class A-2 (AAA) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-B.
“Scheduled Class A-3 (AA) Principal Balance”: With respect to any Payment Date and the Class A-3 (AA) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-C.
“Scheduled Class A-4 (AA) Principal Balance”: With respect to any Payment Date and the Class A-4 (AA) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-D.
“Scheduled Class A-5 (A) Principal Balance”: With respect to any Payment Date and the Class A-5 (A) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-E.
“Scheduled Class A-6 (A) Principal Balance”: With respect to any Payment Date and the Class A-6 (A) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II-F.

“Scheduled Class A-1 (AAA) Principal Payment”: With respect to each Payment Date and the Class A-1 (AAA) Notes, an amount, calculated by the Issuer Manager and confirmed by the Indenture Trustee upon receipt of and based upon the Determination Date Report equal to the sum of (a) any unpaid portion of Scheduled Class A-1 (AAA) Principal Payment, from any prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-1 (AAA) Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-1 (AAA) Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Class A-1 (AAA) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-1 (AAA) Principal Balance for the prior Payment Date.
“Scheduled Class A-2 (AAA) Principal Payment”: With respect to each Payment Date and the Class A-2 (AAA) Notes, an amount, calculated by the Issuer Manager and confirmed by the Indenture Trustee upon receipt of and based upon the Determination Date Report equal to the sum of (a) any unpaid portion of Scheduled Class A-2 (AAA) Principal Payment, from any prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-2 (AAA) Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-2 (AAA) Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Class A-2 (AAA) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-2 (AAA) Principal Balance for the prior Payment Date.
“Scheduled Class A-3 (AA) Principal Payment”: With respect to each Payment Date and the Class A-3 (AA) Notes, an amount, calculated by the Issuer Manager and confirmed by the Indenture Trustee upon receipt of and based upon the Determination Date Report equal to the sum of (a) any unpaid portion of Scheduled Class A-3 (AA) Principal Payment, from any prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-3 (AA) Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-3 (AA) Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Class A-3 (AA) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-3 (AA) Principal Balance for the prior Payment Date.
“Scheduled Class A-4 (AA) Principal Payment”: With respect to each Payment Date and the Class A-4 (AA) Notes, an amount, calculated by the Issuer Manager and confirmed by the Indenture Trustee upon receipt of and based upon the Determination Date Report equal to the sum of (a) any unpaid portion of Scheduled Class A-4 (AA)Principal Payment, from any prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-4 (AA) Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-4 (AA) Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Class A-4 (AA) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-4 (AA) Principal Balance for the prior Payment Date.
“Scheduled Class A-5 (A) Principal Payment”: With respect to each Payment Date and the Class A-5 (A) Notes, an amount, calculated by the Issuer Manager and confirmed by the Indenture Trustee upon receipt of and based upon the Determination Date Report equal to the sum of (a) any unpaid portion of Scheduled Class A-5 (A) Principal Payment, from any prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-5 (A) Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-5 (A) Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Class A-5 (A) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-5 (A) Principal Balance for the prior Payment Date.
“Scheduled Class A-6 (A) Principal Payment”: With respect to each Payment Date and the Class A-6 (A) Notes, an amount, calculated by the Issuer Manager and confirmed by the Indenture Trustee upon receipt of and based upon the Determination Date Report equal to the sum of (a) any unpaid portion of Scheduled Class A-6 (A)Principal Payment, from any prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-6 (A) Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-6 (A) Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Class A-6 (A) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-6 (A) Principal Balance for the prior Payment Date.
“Scheduled Series Principal Balance”: The Scheduled Class A-1 (AAA) Principal Balance, the Scheduled Class A-2 (AAA) Principal Balance, the Scheduled Class A-3 (AA) Principal Balance, the Scheduled Class A-4 (AA) Principal Balance, the Scheduled Class A-5 (A) Principal Balance or the Scheduled Class A-6 (A) Principal Balance, as the context requires.
“Senior Class A Release Date”: The Payment Date occurring in July 2037.
“Series 2021-1 Early Refinancing Period”: As defined in Section 2.04.
“Series 2021-1 Note”: Any of the Class A-1 (AAA) Notes, the Class A-2 (AAA) Notes, the Class A-3 (AA) Notes, the Class A-4 (AA) Notes, the Class A-5 (A) Notes and the Class A-6 (A) Notes.
“Series 2021-1 Noteholder”: Any of the Class A-1 (AAA) Noteholders, the Class A-2 (AAA) Noteholders, the Class A-3 (AA) Noteholders, the Class A-4 (AA) Noteholders, the Class A-5 (A) Noteholders and the Class A-6 (A) Noteholders.
“Series Closing Date”: July 28, 2021.

“Series Collateral Release”: As defined in the Property Management Agreement.
“Series Disposition Period Date”: As defined in Section 2.01(f).
ARTICLE II

CREATION OF THE SERIES 2021-1 NOTES; PAYMENTS ON THE SERIES 2021-1 NOTES
Section II.01.Designation.
(a)There is hereby created a Series of Notes consisting of the Class A-1 (AAA) Notes, the Class A-2 (AAA) Notes, the Class A-3 (AA) Notes, the Class A-4 (AA) Notes, the Class A-5 (A) Notes and the Class A-6 (A) Notes to be issued by the Issuer pursuant to the Indenture and this Series 2021-1 Supplement to be known as “Net-Lease Mortgage Notes, Series 2021-1.” The Series 2021-1 Notes shall have the following Class designations, Initial Principal Balances, Note Rates and ratings:

Class Designation	Initial Principal Balance	Note Rate	Ratings (S&P)
Class A-1 (AAA)	$146,400,000	2.09%	AAA (sf)
Class A-2 (AAA)	$219,600,000	2.57%	AAA (sf)
Class A-3 (AA)	$39,200,000	2.51%	AA (sf)
Class A-4 (AA)	$58,800,000	3.04%	AA (sf)
Class A-5 (A)	$124,000,000	2.91%	A (sf)
Class A-6 (A)	$186,000,000	3.44%	A (sf)

The Note Interest with respect to the Series 2021-1 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
The Series 2021-1 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2021-1 Notes shall not be subordinate to any other Series.
(b)The initial Payment Date with respect to the Series 2021-1 Notes shall be the Payment Date occurring in August 2021.
(c)[Reserved].
(d)On the Series Closing Date, the Series 2021-1 Notes shall be issued in the form of Book-Entry Notes. For the avoidance of doubt, the Series 2021-1 Notes may be transferred in accordance with Article II of the Master Indenture, subject to the additional requirements set forth herein.

(e)Each statement, notice or other document related to the Series 2021-1 Notes required to be provided to any applicable Rating Agency pursuant to Section 5.14 of the Master Indenture via email shall be sent to the following addresses: servicer_reports@sandp.com, with a copy to the 17g-5 site at cim20191kef1@17g5.com.
(f)The “Series Disposition Period Date” with respect to the Series 2021-1 Notes shall be the Payment Date occurring in July 2048.
Section II.02.Payments on the Series 2021-1 Notes. On each Payment Date, the Indenture Trustee will apply the Series Available Amount with respect to the Series 2021-1 Notes for such Payment Date for the following purposes and in the following order of priority:
(1)on a pro rata basis, (a) to the holders of the Class A-1 (AAA) Notes, the Note Interest with respect to the Class A-1 (AAA) Notes, plus unpaid Note Interest with respect to the Class A-1 (AAA) Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the applicable Note Rate, and (b) to the holders of the Class A-2 (AAA) Notes, the Note Interest with respect to the Class A-2 (AAA) Notes, plus unpaid Note Interest with respect to the Class A-2 (AAA) Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the applicable Note Rate;
(2)on a pro rata basis, (a) to the holders of the Class A-3 (AA) Notes, the Note Interest with respect to the Class A-3 (AA) Notes, plus unpaid Note Interest with respect to the Class A-3 (AA) Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the applicable Note Rate, and (b) to the holders of the Class A-4 (AA) Notes, the Note Interest with respect to the Class A-4 (AA) Notes, plus unpaid Note Interest with respect to the Class A-4 (AA) Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the applicable Note Rate;
(3)on a pro rata basis, (a) to the holders of the Class A-5 (A) Notes, the Note Interest with respect to the Class A-5 (A) Notes, plus unpaid Note Interest with respect to the Class A-5 (A) Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the applicable Note Rate, and (b) to the holders of the Class A-6 (A) Notes, the Note Interest with respect to the Class A-6 (A) Notes, plus unpaid Note Interest with respect to the Class A-6 (A) Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the applicable Note Rate;
(4)(a) so long as no Early Amortization Period or Event of Default has occurred and is continuing, on a pro rata basis, (i) to the holders of the Class A-1 (AAA) Notes, an amount equal to the Scheduled Class A-1 (AAA) Principal Payment and a pro rata share (based on the Outstanding Principal Balance of the Class A-1 (AAA) Notes as a percentage of the Outstanding Principal Balance of the Class A (AAA) Notes) of any Unscheduled Principal Payment allocable to the Series 2021-1 Notes for such Payment Date (until the Outstanding Principal Balance of the Class A-1 (AAA) Notes has been reduced to zero ($0)), and (ii) to the holders of the Class A-2 (AAA) Notes, an amount equal to the Scheduled Class A-2 (AAA) Principal Payment and a pro rata share (based on the Outstanding Principal Balance of the Class A-2 (AAA) Notes as a percentage of the Outstanding Principal Balance of the Class A (AAA) Notes) of any Unscheduled Principal Payment allocable to the Series 2021-1 Notes for such Payment Date (until the Outstanding Principal Balance of the Class A-2 (AAA) Notes has been reduced to zero ($0)), or (b) if an Early Amortization Period or Event of Default has occurred and is continuing, on a pro rata basis (based on the Outstanding Principal Balance of each Class as a percentage of the Outstanding Principal Balance of the Class A (AAA) Notes), to the holders of the Class A-1 (AAA) Notes and the Class A-2 (AAA) Notes all remaining Series Available Amounts until the Outstanding Principal Balance of the Class A (AAA) Notes has been reduced to zero;
(5)(a) so long as no Early Amortization Period or Event of Default has occurred and is continuing, on a pro rata basis, (i) to the holders of the Class A-3 (AA) Notes, an amount equal to the Scheduled Class A-3 (AA) Principal Payment and a pro rata share (based on the Outstanding Principal Balance of the Class A-3 (AA) Notes as a percentage of the Outstanding Principal Balance of the Class A (AA) Notes) of any Unscheduled Principal Payment allocable to the Series 2021-1 Notes for such Payment Date (until the Outstanding Principal Balance of the Class A-3 (AA) Notes has been reduced to zero ($0)), and (ii) to the holders of the Class A-4 (AA) Notes, an amount equal to the Scheduled Class A-4 (AA) Principal Payment and a pro rata share (based on the Outstanding Principal Balance of the Class A-4 (AA) Notes as a percentage of the Outstanding Principal Balance of the Class A (AA) Notes) of any Unscheduled Principal Payment allocable to the Series 2021-1 Notes for such Payment Date (until the Outstanding Principal Balance of the Class A-4 (AA) Notes has been reduced to zero ($0)), or (b) if an Early Amortization Period or Event of Default has occurred and is continuing, on a pro rata basis (based on the Outstanding Principal Balance of each Class as a percentage of the Outstanding Principal Balance of the Class A (AA) Notes), to the holders of the Class A-3 (AA) Notes and the Class A-4 (AA) Notes all remaining Series Available Amounts until the Outstanding Principal Balance of the Class A (AA) Notes has been reduced to zero;
(6)(a) so long as no Early Amortization Period or Event of Default has occurred and is continuing, on a pro rata basis, (i) to the holders of the Class A-5 (A) Notes, an amount equal to the Scheduled Class A-5 (A) Principal Payment and a pro rata share (based on the Outstanding Principal Balance of the Class A-5 (A) Notes as a percentage of the Outstanding Principal Balance of the Class A (A) Notes) of any Unscheduled Principal Payment allocable to the Series 2021-1 Notes for such Payment Date (until the Outstanding Principal Balance of the Class A-5 (A) Notes has been reduced to zero ($0)), and (ii) to the holders of the Class A-6 (A) Notes, an amount equal to the Scheduled Class A-6 (A) Principal Payment and a pro rata share (based on the Outstanding Principal Balance of the Class A-6 (A) Notes as a percentage of the Outstanding Principal Balance of the Class A (A) Notes) of any Unscheduled Principal Payment allocable to the Series 2021-1 Notes for such Payment Date (until the Outstanding Principal Balance of the Class A-6 (A) Notes has been reduced to zero ($0)), or (b) if an Early Amortization Period or Event of Default has occurred and is continuing, on a pro rata basis (based on the Outstanding Principal Balance of each Class as a percentage of the Outstanding Principal Balance of the Class A (A) Notes), to the holders of the Class A-5 (A) Notes and the Class A-6 (A) Notes all remaining Series Available Amounts until the Outstanding Principal Balance of the Class A (A) Notes has been reduced to zero;
(7)to the holders of the Class A-1 (AAA) Notes and the Class A-2 (AAA) Notes, pro rata, based on the amount payable, the Make Whole Amount allocated to the Class A-1 (AAA) Notes and the Class A-2 (AAA) Notes, if any, due on such Payment Date;
(8)to the holders of the Class A-3 (AA) Notes and the Class A-4 (AA) Notes, pro rata, based on the amount payable, the Make Whole Amount allocated to the Class A-3 (AA) Notes and the Class A-4 (AA) Notes, if any, due on such Payment Date;
(9)to the holders of the Class A-5 (A) Notes and the Class A-6 (A) Notes, pro rata, based on the amount payable, the Make Whole Amount allocated to the Class A-5 (A) Notes and the Class A-6 (A) Notes, if any, due on such Payment Date;
(10)to the holders of the Class A-1 (AAA) Notes and the Class A-2 (AAA) Notes, pro rata, based on the amount payable, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due to the Class A-1 (AAA) Notes and the Class A-2 (AAA) Notes on such Payment Date;
(11)to the holders of the Class A-3 (AA) Notes and the Class A-4 (AA) Notes, pro rata, based on the amount payable, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due to the Class A-3 (AA) Notes and the Class A-4 (AA) Notes on such Payment Date;
(12)to the holders of the Class A-5 (A) Notes and the Class A-6 (A) Notes, pro rata, based on the amount payable, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due to the Class A-5 (A) Notes and the Class A-6 (A) Notes on such Payment Date; and
(13)to the Issuer (or the direct or indirect owners thereof), all remaining Series Available Amounts (which amounts will be released from the lien of the Indenture).
Section II.03.Voluntary Prepayment.
(a)The Issuer may, at their option, elect to make a Voluntary Prepayment with respect to the Series 2021-1 Notes in whole or in part on the related Redemption Date in accordance with Section 7.01 of the Master Indenture.
(b)The “Full Redemption Amount” in connection with a Voluntary Prepayment of the Series 2021-1 Notes in full shall be an amount equal to the sum of (i) the then Outstanding Principal Balance of the Series 2021-1 Notes, (ii) all accrued and unpaid interest thereon (including any Interest Carry-Forward Amount, Post-ARD Additional Interest or Deferred Post-ARD Additional Interest), (iii) all amounts related to such Series 2021-1 Notes that are outstanding to the Indenture Trustee, the Property Manager, the Issuer Manager, the Special Servicer, the Back-Up Manager and any other parties to the Transaction Documents and (iv) the required Make Whole Amount, if applicable.

(c)The Partial Redemption Amount in connection with a Voluntary Prepayment of the Series 2021-1 Notes in part shall be as set forth in Section 7.01(d) of the Master Indenture. For the avoidance of doubt, proceeds from a Series Collateral Release are not permitted to be used for a Voluntary Prepayment in connection with a partial prepayment of the Series 2021-1 Notes.
(d)In addition, the Issuer may prepay a Class of Series 2021-1 Notes in full (without prepaying any other Class of Series 2021-1 Notes) on any Business Day that is on or following the Payment Date in July 2026, with respect to the Class A-1 (AAA) Notes, the Class A-3 (AA) Notes and the Class A-5 (A) Notes and in July 2028, with respect to the Class A-2 (AAA) Notes, the Class A-4 (AA) Notes and the Class A-6 (A) Notes; provided, that, except in connection with a Series Collateral Release, such Class of Series 2021-1 Notes may only be prepaid in full (without prepaying any other Class of Series 2021-1 Notes) if no other Class of Series 2021-1 Notes or class of any other Series of Notes with a higher alphabetical designation and an Anticipated Repayment Date that is the same as or sooner than the Anticipated Repayment Date of the Series 2021-1 Notes is then outstanding. Notwithstanding the foregoing, a Make Whole Amount shall not be due to any Noteholders whose Class of Notes has been prepaid in whole or in part, on a business day that occurs on or after the applicable Refinancing Date.
Section II.04.Early Refinancings. With respect to the Series 2021-1 Notes and on any Payment Date, the Issuer has the right to prepay an aggregate amount up to thirty-five percent (35%) of the Initial Principal Balance of the Series 2021-1 Notes (the “Early Refinancing Prepayment”). No Make Whole Amount will be due in relation to any Early Refinancing Prepayment; provided, that (i) the prepayment is made with funds obtained from a Qualified Deleveraging Event, (ii) the Issuer provided no less than thirty (30) days’ notice to the Series 2021-1 Noteholders (such date, the “Early Refinancing Notice Date”) and (iii) such Early Refinancing Prepayment is used to prepay a portion of the Outstanding Principal Balance of the Series 2021-1 Notes no later than twelve (12) months following the Early Refinancing Notice Date (the “Series 2021-1 Early Refinancing Period”); provided, that the maximum Early Refinancing Prepayments permitted to be made is an amount equal to (A) thirty-five percent (35%) of the Initial Principal Balance of the Series 2021-1 Notes, minus (B) the amount of Early Refinancing Prepayments and Unscheduled Principal Payments made on the Notes from Allocated Release Amounts since the Series Closing Date.
Section II.05.Unscheduled Principal Payments. A Make Whole Amount will be due to Noteholders of each Class of Series 2021-1 Notes in connection with the payment of any Unscheduled Principal Payment actually paid on the related Payment Date, provided, however, no Make Whole Amount will be due at any time for prepayments in respect of (i) Insurance Proceeds or Condemnation Proceeds, (ii) Early Refinancing Prepayments made in connection with the Qualified Deleveraging Event, (iii) amounts disbursed to the Payment Account from the DSCR Reserve Account (iv) amounts received in respect of a Specially Managed Unit or a repurchase due to a Collateral Defect, (v) amounts received in respect of the transfer of a Defaulted Asset, Delinquent Asset or Terminated Lease Property or (vi) amounts constituting Allocated Release Amounts in an aggregate amount up to fifteen percent (15%) of the Initial Principal Balance of the Series 2021-1 Notes; provided, however, that when combined with any Early Refinancing Prepayments made since the Series Closing Date, such Allocated Release

Amounts shall not exceed thirty-five percent (35%) of the Initial Principal Balance of the Series 2021-1 Notes (and for any amount that does exceed thirty-five percent (35%), a Make Whole Amount will be due).
Section II.06.Liquidity Reserve Account. On the Series Closing Date, the Issuer Manager shall deposit (or cause to be deposited) $2,000,000 in the Liquidity Reserve Account. The Liquidity Reserve Account shall be replenished as set forth in Section 2.11(b)(3)(c) of the Master Indenture.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section III.01.Representations and Warranties.
(a)The Issuer and the Indenture Trustee hereby restate as of the Series Closing Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Section 2.19, Section 5.06 and Section 9.04, as applicable, of the Master Indenture.
(b)Each of the Issuer and the Indenture Trustee hereby represents and warrants to each other as of the Series Closing Date:
(i)it has full corporate power and authority to execute, deliver and perform its obligations under this Series 2021-1 Supplement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Series 2021-1 Supplement will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such conflict, violation or breach that would not result in a material adverse effect on such party’s ability to perform its obligations hereunder or the enforceability of any of the Transaction Documents. The execution, delivery and performance by it of this Series 2021-1 Supplement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action or limited liability company action, as applicable. This Series 2021-1 Supplement has been duly executed and delivered by it and, assuming due authorization, execution and delivery by each other party hereto, constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing); and
(ii)No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Series 2021-1

Supplement, or the consummation by it of the transactions contemplated hereby, except such as have already been obtained.
Section III.02.Conditions Precedent Satisfied. The Issuer hereby represents and warrants to the Indenture Trustee that, as of the Series Closing Date, each of the conditions precedent set forth in the Master Indenture to the issuance of the Series 2021-1 Notes have been satisfied.
Section III.03.Collateral Representations and Warranties. The Issuer hereby represents and warrants to the Indenture Trustee on behalf of the Series 2021-1 Noteholders that the representations and warranties set forth in Section 2.21 of the Master Indenture and Exhibit A hereto, if any, are true and correct as of the Series Closing Date (or such other date as is set forth in any such representation or warranty) with respect to the Properties and Leases on the Series Closing Date, except as otherwise set forth in Schedule I-B hereto.
ARTICLE IV

MISCELLANEOUS PROVISIONS
Section IV.01.Ratification of Indenture. As supplemented by the Series 2021-1 Supplement and this Series 2021-1 Supplement, the Master Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by the Series 2021-1 Supplement and this Series 2021-1 Supplement shall be read, taken and construed as one and the same instrument.
Section IV.02.Electronic Signatures and Transmission.
(a)For purposes of this Series 2021-1 Supplement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, 1 or more electronic networks or databases (including 1 or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Indenture Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission; and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including, without limitation, the risk of the Indenture Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)Any requirement in this Series 2021-1 Supplement or the Notes that a document, including the Notes, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.
(c)Notwithstanding anything to the contrary in this Series 2021-1 Supplement, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.
Section IV.03.Counterparts. This Series 2021-1 Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original regardless of whether delivered in physical or electronic form, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Series 2021-1 Supplement in Portable Document Format (PDF) or by Electronic Transmission shall be as effective as delivery of a manually executed original counterpart of this Series 2021-1 Supplement.
Section IV.04.Governing Law. THIS SERIES 2021-1 SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section IV.05.Beneficiaries. As supplemented by this Series 2021-1 Supplement, the Master Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2021-1 Noteholders, and their respective successors and permitted assigns. No other Person shall have any right or obligation hereunder.
Section IV.06.Non-Petition. Each Series 2021-1 Noteholder shall be deemed to have agreed, by acceptance of its Series 2021-1 Note, and the Indenture Trustee hereby covenant and agrees, not to file or join in filing any petition in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal, state bankruptcy or similar law in respect of the Issuer for a period of two (2) years and thirty-one (31) days following payment in full of all of the Notes (including the Series 2021-1 Notes) issued or co-issued by the Issuer under the Indenture provided, however, that nothing in this Section 4.05 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer pursuant to the Indenture. In the event that any such Series 2021-1 Noteholder or the Indenture Trustee takes action in violation of this Section 4.05, the applicable Issuer, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Series 2021-1 Noteholder or the Indenture Trustee against such Issuer or the commencement of such action and raising the defense that such Series 2021-1 Noteholder or the Indenture Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 4.05 shall survive the termination of the Indenture, and the resignation or removal of the Indenture Trustee. Nothing contained herein shall preclude participation by any Series 2021-1 Noteholder or the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving the Issuer.
Section IV.07.Non-Recourse. Notwithstanding anything to the contrary herein or otherwise in the Indenture, the Series 2021-1 Notes are nonrecourse obligations solely of the Issuer and shall be payable only from the Collateral Pool. Upon the exhaustion of the Collateral included in the Collateral Pool, any liabilities of the Issuer hereunder shall be extinguished. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon the Indenture against partner, owner, beneficiary, agent, officer, member, manager, director, employee, agent, advisor or Control Person of the Issuer. Fees, expenses, costs or other obligations payable by the Issues hereunder shall be payable by the Issuer only to the extent that funds are then available or thereafter become available for such purpose pursuant to Section 2.11 of the Master Indenture. In the event that sufficient funds are not available for their payment pursuant to Section 2.11 of the Master Indenture, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, the Issuer. Nothing in this Section 4.06 shall be construed to limit the Indenture Trustee, on behalf of the Noteholders, from exercising its rights hereunder and otherwise in accordance with Article IV of the Master Indenture with respect to the Collateral Pool or under the Property Owner Guaranty with respect to the Guaranty Collateral Pool.
Section IV.08.Amendments. This Series 2021-1 Supplement may, from time to time, be amended, modified or waived in accordance with Article VIII of the Master Indenture.
Section IV.09.Notice to the Rating Agency. Any communication provided for or permitted hereunder or otherwise pursuant to the Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by the Issuer by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile or email and confirmed in a writing delivered or mailed as aforesaid, to, in the case of S&P Global, Inc., 55 Water Street, 41st Floor, New York, New York, 10004, Attention: Asset-Backed Surveillance Department, facsimile number: (212) 438-2435, email: servicer_reports@spglobal.com; or, as to such Person, such other address, e-mail address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series 2021-1 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.
CMFT NET LEASE MASTER ISSUER LLC

By:/s/ Nathan DeBacker
Name: Nathan DeBacker
Title:Vice President, Chief Financial Officer and Treasurer
Series Supplement (CIM 2021-1)
116898902\V-8

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:/s/ Dragana Boskovic
Name: Dragana Boskovic
Title: Senior Trust Officer
Series Supplement (CIM 2021-1)
116898902\V-8